                             MCDONALD'S CORPORATION
                         NOTICE OF GUARANTEED DELIVERY
                             FOR DEPOSITARY SHARES
                    EACH REPRESENTING 1/2,000 OF A SHARE OF
                   7.72% CUMULATIVE PREFERRED STOCK, SERIES E

           THE EXCHANGE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD
      WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 1995,
                     UNLESS THE EXCHANGE OFFER IS EXTENDED.


  This Notice of Guaranteed Delivery or one substantially equivalent hereto may be used by registered holders of outstanding Depositary Shares (the "Depositary Shares"), each representing 1/2,000 of a share of 7.72% Cumulative Preferred Stock, Series E, of McDonald's Corporation who wish to tender Depositary Shares
in exchange for McDonald's Corporation's     % Subordinated Deferrable Interest
Debentures due 2025 upon the terms and subject to the conditions set forth in
the Prospectus dated         , 1995 (the "Prospectus") of McDonald's
Corporation and the related Letter of Transmittal (the "Letter of Transmittal") and, in each case, who cannot deliver their Depositary Shares and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to First Chicago Trust Company of New York (the "Exchange Agent") prior to the Expiration Date (as defined in the Prospectus) or comply with book-entry procedures on a timely basis. This Notice of Guaranteed Delivery may be mailed, delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) to the Exchange Agent for receipt prior to the Expiration Date as set forth below. See "The Exchange Offer--Procedures for Tendering--Guaranteed Delivery" in the Prospectus.

                             The Exchange Agent is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

                By Mail:                     By Hand or Overnight Courier:
     (registered or certified mail                   Suite 4680-McD
              recommended)                     14 Wall Street, 8th Floor
   P.O. Box 2559, Mail Suite 4660-McD           New York, New York 10005
   Jersey City, New Jersey 07303-2559

                           By Facsimile Transmission:
                        (For Eligible Institutions Only)
                               (201) 222-4720 or
                                 (201) 222-4721

         Confirm Receipt of Notice of Guaranteed Delivery by Telephone:
                                 (201) 222-4707

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for guarantee of signatures.

To First Chicago Trust Company of New York:

  The undersigned hereby tenders to McDonald's Corporation the number of Depositary Shares indicated below, upon the terms and subject to the conditions
contained in the Prospectus dated          , 1995, of McDonald's Corporation
and the related Letter of Transmittal, receipt of which is hereby acknowledged.

            DESCRIPTION OF DEPOSITARY SHARES TENDERED (PLEASE PRINT)

 NAME(S) AND ADDRESS(ES) OF    DEPOSITARY       NUMBER OF       NUMBER OF
    REGISTERED HOLDER(S)        RECEIPT         DEPOSITARY      DEPOSITARY
 (PLEASE FILL IN EXACTLY AS    NUMBER(S)          SHARES          SHARES
    NAME(S) APPEAR(S) ON                      REPRESENTED BY    TENDERED*
   DEPOSITARY RECEIPT(S))                       DEPOSITARY
                                                RECEIPT(S)

- --------------------------------------------------------------------------------
                            ---------------------------------------------------

                            ---------------------------------------------------

                            ---------------------------------------------------

                            ---------------------------------------------------
                             Total Depositary
                             Shares
- --------------------------------------------------------------------------------
 * Unless otherwise indicated, the holder will be deemed to have tendered the full number of Depositary Shares represented by the tendered depositary receipts.


 Signature(s) :________________________________________________________________

 Date:__________________________________________
 Telephone Number:______________________________
 Name and address of Tendering Holder (if different than Registered Holder):___
 ------------------------------------------------------------------------------

 IF DEPOSITARY SHARES WILL BE TENDERED BY BOOK-ENTRY TRANSFER

 Name of Tendering Institution:
 -----------------------------------------

 Account No. at The Depository Trust Company:
 -----------------------------------------

                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees (a) that the above named person(s) "own(s)" the Depositary Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Depositary Shares complies with Rule 14e-4 and (c) to deliver to the Exchange Agent, at one of its addresses set forth above, the depositary receipts evidencing the Depositary Shares, together with a properly completed and duly executed copy of the Letter of Transmittal, with any required signature guarantees (or an Agent's Message and a Book-Entry Confirmation for Depositary Shares tendered by book-entry transfer), and any other documents required by the Letter of Transmittal within five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.


 ------------------------------------    ------------------------------------
             Name of Firm                        Authorized Signature


 ------------------------------------    ------------------------------------
            Street Address                            Print Name


 ------------------------------------    ____________________________________
  City/Stat_________________ZipeCode                    Title


 Telephone Number: __________________    Date: ______________________________


DO NOT SEND DEPOSITARY RECEIPTS EVIDENCING DEPOSITARY SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. DEPOSITARY RECEIPTS EVIDENCING DEPOSITARY SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.